Exhibit 23.1

[Letterhead of McGladrey & Pullen]

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Registration Statement of Silver State Bancorp on Form S-8 of our report, dated March 13, 2008 relating to our audit of the consolidated financial statements, which appears in the Annual Report on Form 10-K of Silver State Bancorp for the year ended December 31, 2007.

/S/ MCGLADREY & PULLEN, LLP

McGLADREY & PULLEN, LLP

Las Vegas, Nevada

June 2, 2008

McGladrey & Pullen, LLP is an independent member firm of

RSM International, an affiliation of independent accounting

and consulting firms.